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                                                                   EXHIBIT 10.32

                          Change in Control Agreement
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     This Change in Control Agreement is entered into between Heller Financial,
Inc., a Delaware corporation (the "Company"), and_____________(the "Executive");

                                Witnesseth That:
                                ---------------

     Whereas, a portion of the Company's stock is being sold to the public as part of an initial public offering; and

     Whereas, Executive is employed by the Company, and the Company desires to provide protection to Executive in connection with any future change in control of the Company;

     Now, Therefore, it is hereby agreed by and between the parties, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, as follows:

1. Effective Date and Term. This Agreement is effective May 6, 1998 (the "Effective Date"). This Agreement will terminate on May 6, 2001.

2. Payments and Benefits Upon Employment Termination After a Change in Control. If, during the Term of this Agreement and within the period ending on the earlier of two (2) years after a Change in Control (all capitalized terms as defined below) or May 6, 2001, or during the Period Pending a Change in Control, (i) the Executive's employment with the Company and its Affiliates is terminated without Cause, or (ii) Executive voluntarily terminates such employment with Good Reason, the Company will, within 30 days (except as otherwise expressly provided) of Executive's Employment Termination, make the payments and provide the benefits described below.

     (a) Salary Continuation. The Company will continue Executive's annual Base Salary (as defined below) for twenty-four (24) months following Employment Termination at the same time and in the same manner as the Company paid salary during employment (including the right to defer such amounts under the Company's non-qualified deferred compensation plan) or, at Executive's election, make a lump sum cash payment to Executive equal to the present value of two times Executive's Base Salary; and

     (b) Annual Incentive Bonus. For the year in which Employment Termination occurs, the Company will pay an Annual Incentive Plan bonus calculated as of the end of the Annual Incentive Plan year, based on performance for the entire year, at the applicable Target bonus level for that year. The Company will pay such bonus in a lump sum within 45 days of the end of the year of Employment Termination; and

     (c) Welfare Benefit Plans. With respect to each Welfare Benefit Plan, for the period beginning on Employment Termination and ending on the earlier of (i) two years

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          following Employment Termination, or (ii) the date Executive becomes covered by a welfare benefit plan or program maintained by an entity other than the Company or an Affiliate which provides coverage or benefits at least equal, in all respects, to such Welfare Benefit Plan, Executive shall continue to participate in such Welfare Benefit Plan on the same basis and at the same cost to Executive as was the case immediately prior to the Change in Control (or, if more favorable to Executive, as was the case at any time prior to the Employment Termination), or, if any benefit or coverage cannot be provided under a Welfare Benefit Plan because of applicable law or contractual provisions, Executive shall be provided with substantially similar benefits and coverage for such period. Immediately following the expiration of the continuation period required by the preceding sentence, Executive shall be entitled to continued group health benefit plan coverage (so-called "COBRA coverage") in accordance with
          Section 4980B of the Internal Revenue Code of 1986, as amended (the "Code"), it being intended that COBRA coverage shall be consecutive to the benefits and coverage provided for in the preceding sentence; and

     (d) Retirement Plan Benefits. The Company will pay Executive a lump sum amount equal to the present value of the additional benefit that Executive would have accrued under the Company's qualified and non-qualified retirement plans (as in effect prior to the Change in Control or, if benefits are increased under the plans after the Change in Control, prior to the Employment Termination) had he or she continued to receive benefits thereunder through the end of the 24th month following Employment Termination. All benefits under the Company's non-qualified retirement plans will be fully vested (to the extent, if any, not vested upon the Change in Control). The Company will pay such lump sum to Executive within 45 days of the end of the year of Employment Termination; and

     (e) Retiree Medical Benefits. The Company will add 24 months to Executive's age and benefit service for purposes of determining Executive's eligibility for and benefits under the Company's retiree medical benefit plan; and

     (f) Perquisites. Executive will continue to be eligible for the executive perquisites outlined in the Company's policies in effect at the time of the Change in Control (or, if more favorable to the Executive, as in effect prior to the Employment Termination) through the end of the 24th month following Employment Termination. The Company will bear the cost of such benefits and perks, at the same level in effect immediately prior to Employment Termination; and

     (g) Long Term Incentive Plans. If Employment Termination occurs in 1998, Executive will be fully vested in all performance shares granted to Executive under the Company's 1996-1998 LTIP, and vested in two-thirds (2/3) of the performance shares under the 1997-1999 LTIP. If Employment Termination occurs in 1999, Executive will be fully vested in all performance shares granted to Executive under the Company's 1997-1999 LTIP. The award paid to Executive under the 1996-1998

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          and 1997-1999 LTIPs will be determined under the terms of such LTIP for the applicable cycle, using actual performance for each such cycle, and will be paid to Executive in a lump sum within 45 days of the end of the year of Executive's Employment Termination.

3. Change in Control. A "Change in Control" of the Company will be deemed to occur as of the first day that The Fuji Bank, Limited and its subsidiaries shall cease to own, directly or indirectly, at least fifty percent (50%) of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of the Board (the "Company Voting Securities") of the Company or any successor to the Company resulting from a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company.

4.   Other Definitions.  For purposes of this Agreement:

     (a) "Affiliate" shall mean any entity that is a member of a controlled group of corporations or a group of trades or businesses under common control (each as defined in Code Section 1563), which includes the Company.

     (b) "Base Salary" shall mean Executive's salary at the greater of the rate in effect on the date of (i) the Change in Control, or (ii) Employment Termination.

     (c) "Board" or "Board of Directors" shall mean the Company's Board of Directors.

     (d) "Employment Termination" shall mean the effective date of: (i) Executive's voluntary termination of employment with the Company or any Affiliate with Good Reason; or (ii) the termination of Executive's employment by the Company or any Affiliate without Cause.

     (e)  "Cause" shall mean: (i) Executive's fraud or criminal misconduct; or
          (ii) the material and willful breach by Executive of his or her responsibilities or willful failure to comply with reasonable directives or policies of the Board, but only if the Company has given Executive written notice specifying the breach or failure to comply, demanding that Executive remedy the breach or failure to comply and giving Executive an opportunity to be heard in connection with the breach or failure to comply, and Executive either failed to remedy the alleged breach or failed to comply within 30 days after receipt of the written notice or failed to take all reasonable steps to that end during the 30 days after Executive received the notice.

     (f) "Good Reason" shall exist if, without Executive's express written consent, any of the following events occur:

          (i) The Company or an Affiliate significantly diminishes Executive's assigned duties and responsibilities from the level or extent at which they existed

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                before a Change in Control including, without limitation, if the
                Company or Affiliate removes Executive's title(s) or materially diminishes the powers associated with Executive's title(s). For Good Reason to exist, Executive must deliver written notice to the Company or Affiliate specifying the diminution in assigned duties and responsibilities that he or she believes constitutes Good Reason, and the Company or Affiliate must fail to reverse the same or to take all reasonable steps to that end within 30 days after receiving the notice;

          (ii) The Company or an Affiliate materially reduces Executive's Base Salary below the greater of that in effect as of the date of this Agreement and that in effect as of the Change in Control;

          (iii) The Company or Affiliate requires Executive to relocate his or her principal business office or his or her principal place of residence outside the Standard Metropolitan Statistical Area where Executive was located on the date of a Change in Control (the "Geographical Employment Area"), or assigns to Executive duties that would reasonably require such a relocation;

          (iv) The Company or an Affiliate requires Executive to, or assigns duties to Executive which would reasonably require Executive to, spend more than one hundred (100) normal working days away from the Geographical Employment Area during any consecutive twelve-month period; or

          (v) The Company or an Affiliate fails to continue in effect any cash or stock-based incentive or bonus plan, retirement plan, welfare benefit plan, or other benefit plan, program or arrangement that applied to Executive on the date of the Change in Control, unless the aggregate value (as computed by an independent employee benefits consultant selected by the Company) of all such compensation, retirement and benefit plans, programs and arrangements provided to Executive is not materially less than their aggregate value as of the date of this Agreement, or, if greater, their aggregate value as of the date of the Change in Control.

     (g) "Period Pending a Change in Control" shall mean the period after the approval by the Company's stockholders and prior to the effective time of any transaction described in paragraph 3(c) or (d) above.

     (h) "Welfare Benefit Plan" shall mean each welfare benefit plan maintained or contributed to by the Company or any Affiliate, including, but not limited to a plan that provides health (including medical, dental or both), life, accident or disability benefits or insurance, or similar coverage, in which Executive was participating at the time of the Change in Control.

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6.   Limitation on Company Payments.  Notwithstanding any provision of this
     Agreement to the contrary, any payment or distribution by or on behalf of the Company or any Affiliate to or for the benefit of Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise) as a result of a Change in Control shall not exceed 2.99 times Executive's average "Annualized Includible Compensation for the Base Period," as defined in Code Section 280G(d)(1).

7. Executive's Death. If Executive dies during the term of this Agreement and after a Change in Control and Employment Termination, but before the complete payment of any amount or benefit required under this Agreement, the Company will pay such amount or benefit to Executive's spouse, if living, or to Executive's estate.

8. Mitigation and Set-Off. Executive shall not be required to mitigate damages by seeking other employment or otherwise, except as provided in
     Section 2(c). The Company's obligations under this Agreement shall not be reduced in any way by reason of any compensation or benefits received (or foregone) by Executive from sources other than the Company after Executive's Employment Termination, or any amounts that might have been received by Executive in other employment had Executive sought such other employment, except as provided in Section 2(c). Executive's entitlement to benefits and coverage under this Agreement shall continue after, and shall not be affected by, Executive's obtaining other employment after the Employment Termination.

9. Arbitration and Expenses. The Company and Executive agree that any dispute or controversy arising under or in connection with this Agreement shall be submitted to and determined by arbitration in Chicago, Illinois, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and the parties agree to be bound by the decision in any such arbitration proceeding. The Company shall pay to Executive all out-of-pocket expenses, including attorneys' fees, incurred by Executive in the event Executive successfully enforces any provision of this Agreement in any action, arbitration or lawsuit. If Executive loses such an action, arbitration or lawsuit, the Company shall not pay Executive any out-of-pocket expenses so incurred.

10. Assignment; Successors. This Agreement may not be assigned by the Company without the written consent of Executive but the obligations of the Company under this Agreement shall be the binding legal obligations of any successor to the Company by merger, consolidation or otherwise, and in the event of any business combination or transaction that results in the transfer of substantially all of the assets or business of the Company, the Company will cause the transferee to assume the obligations of the Company under this Agreement. This Agreement may not be assigned by Executive during Executive's life, and upon Executive's death will inure to the benefit of Executive's heirs, legatees and legal representatives of Executive's estate.

11. Interpretation. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware, without regard to the conflict of law

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     principles thereof.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

12. Withholding. The Company may withhold from any payment that it is required to make under this Agreement amounts sufficient to satisfy applicable withholding requirements under any federal, state or local law.

13. Amendment or Termination. The Company and Executive may amend this Agreement at any time by written agreement.

14. Indemnification. Following Employment Termination, the Company will: (i) indemnify and hold harmless Executive for all costs, liability and expenses (including reasonable attorneys' fees) for all acts and omissions of Executive that relate to Executive's employment with the Company, to the maximum extent permitted by law; and (ii) continue Executive's coverage under the directors' and officers' liability coverage maintained by the Company, as in effect from time to time, to the same extent as other current or former senior executive officers and directors of the Company until the end of the second policy year that begins after the Employment Termination.

15. Financing. Cash payments under this Agreement (not including any payments made from the Qualified Plan) are general obligations of the Company, and Executive shall have only an unsecured right to payment thereof out of the general assets of the Company. Notwithstanding the foregoing, the Company may, in its sole discretion by agreement with one or more trustees to be selected by the Company, create a trust on such terms as the Company shall determine to make payments to Executive in accordance with the terms of this Agreement.

16. Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

     In Witness Whereof, the parties hereto have executed this Agreement on the day and year first written above.

Heller Financial, Inc.


By:
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   Its:                                                   Executive
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